Exhibit 10.3

LEASE AGREEMENT AMENDMENT NO. 2

THIS LEASE AGREEMENT AMENDMENT NO. 2 (this “Second Amendment”) is executed as of this 8th day of August, 2005, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, successor by name change to Duke-Weeks Realty, L.P. (“Landlord”), and ORCHID CELLMARK INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, NWI Warehouse Group, L.P., as the original landlord and predecessor-in-interest to Landlord, and Micro Diagnostics, Inc., a Tennessee corporation, as the original tenant and predecessor-in-interest to Tenant, entered into that certain Lease Agreement dated February 15, 1996, as amended by that certain Lease Agreement Amendment No. 1 dated January 23, 2001 (collectively, the “Lease”), pursuant to which Tenant leases approximately 17,897 rentable square feet of space (the “Premises”) located at 1400 Donelson Pike, Suite A-15, Nashville, Tennessee 37217, in that certain building known as Airpark Business Center III (the “Building”), and within Airpark Business Center (the “Park”), which space is more particularly described in the Lease; and

WHEREAS, the Lease will expire by its terms on October 31, 2005, and Landlord and Tenant desire to enter into this Second Amendment in order to extend the term of the Lease, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:

1. Incorporation of Recitals. The above recitals are hereby incorporated into this Second Amendment as if fully set forth herein.

2. Extension of Lease Term. The term of the Lease as set forth in Paragraph 1(b) is hereby amended to provide that the current term is extended for a period of five (5) years (the “Extension Term”), commencing November 1, 2005, and continuing until 11:59 p.m. on October 31, 2010.

3. Annual Net Rent. Paragraph 3 of the Lease is hereby amended to provide that during the Extension Term, Tenant shall pay to Landlord Annual Net Rent in equal monthly installments, in advance, without deduction or offset, and in accordance with all of the terms and conditions set forth in the Lease, as follows:

Period	Minimum Annual Rent	Monthly Rental Installments
11/1/05 – 10/31/06	$165,547.20	$13,795.60
11/1/06 – 10/31/07	$168,858.00	$14,071.50
11/1/07 – 10/31/08	$172,235.40	$14,352.95
11/1/08 – 10/31/09	$175,680.00	$14,640.00
11/1/09 – 10/31/10	$179,193.60	$14,932.80

Such payments shall be due and payable on or before the first day of each calendar month during the Extension Term, together with any other additional rental as set forth hereunder or as set forth in the Lease. Monthly rental installments for any partial calender month shall be prorated.

4. Payments. Paragraph 3 of the Lease is hereby further amended to provide that Landlord’s address for payments is as follows:

Duke Realty Limited Partnership

75 Remittance Drive, Suite 3205

Chicago, IL 60675-3205

5. CPI Adjustments. Paragraph 4(a) of the Lease is hereby deleted in its entirety and is of no further force or effect.

6. Proportionate Share. Paragraph 4(f) of the Lease is hereby modified to reflect that Tenant’s “proportionate share” is 17.42%.

7. Notices. Paragraph 31 of the Lease is hereby modified to reflect that Landlord’s and Tennants address for notices are as follows:

Landlord:	Duke Realty Limited Partnership
c/o Duke Realty Corporation
Attn: Nashville Market - Senior Property Manager
782 Melrose Avenue
Nashville, TN 37211

Tenant:	Orchid Cellmark Inc.
4390 U.S. Route One
Princeton, NJ 08540
Attn: James Marcella

8. Additional Improvement to Premises.

(a) Landlord’s Obligations. Tenant is accepting possession of the Premises for the Extension Term in “AS IS” condition without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto, except to complete certain leasehold improvements withthin the Premises (the “Additional Improvements”), in a good and workmanlike manner. Except as expressly provided in this Second Amendment, no free rent, moving allowance, tenant improvement allowances or other financial concessions contained in the Lease shall apply to the Extension Term.

(b) Construction Drawings, Cost Statement and Allowance.

(i) Promptly following the date of execution of this Second Amendment by Landlord and Tenant, Tenant will work with Landlord’s space planner to develop a scope of work for the Additional Improvements that is reasonably acceptable to Tenant and Landlord (the “Scope of Work”). After finalization of the Scope of Work, Landlord shall prepare and submit to Tenant a set of construction drawings (the “CD’s”) covering all work to be performed by Landlord in constructing the Additional Improvements in accordance with the Scope of Work. Tenant shall have fifteen (15) day after receipt of the CD’s in which to review the CD’s and to give Landlord written notice of Tenant’s approval of the CD’s or its requested changes thereto. Tenant shall have no right to request any changes to the CD’s that would materially alter the exterior appearance or basic nature of the Building or the Building systems. If Tenant request any changes to the CD’s, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) day of its receipt of such request submit the revised portion of the CD’s to Tenant. If Tenant fails to approve or request changes to the CD’s within five (5) days after its receipt thereof, then Tenant shall be deemed to have approved the CD’s and the same shall thereupon be final. Tenant shall at all times in its review of the CD’s, and of any revisions thereto, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant’s consent to the final CD’s in writing within three (3) business days following Landlord’s written request therefor.

(ii) Following Tenant’s approval (or deemed approval) of the CD’s, Landlord shall solicit competitive bids from at least three (3) subcontractors for each major trade. Landlord and Tenant shall review the bids jointly and Tenant shall select one sub-contractor for each item bid. Promptly following the selection of a subcontractor for each major trade, Landlord shall deliver to Tenant a statement of the cost to construct and install all of the Tenant Improvement (the “Cost Statement”). Tenant acknowledges and agrees that (i) the Cost Statement shall include design fees and a fee payable to the project’s construction manager or general contractor not to exceed an aggregate of eight percent (8%) for general conditions and profit, and that such construction manager or general contractor may be comprised of a subsidiary, affiliate or employees of Landlord. Tenant agrees to acknowledge the final Cost Statement in writing within three (3) business days following Landlord’s written request therefor.

(iii) Tenant shall be responsible for the cost to construct and install the Additional Improvements only to the extent that the Cost Statement, taking into account any increases or decreases resulting from any Change Orders (as hereinafter defined), exceeds One Hundred Seven Thousand Three Hundred Eighty-Two and 00/100 Dollars ($107,382.00) (the “Allowance”). If, following Tenant’s approval (or deemed approval) of the CD’s the Cost Statement shows that the cost to construct and install Additional Improvement will exceed the Allowance, Tenant shall deliver to Landlord, within ten (10) days following Landlord’s written request, an amount equal to one-half (1/2) of such excess. Following Substantial Completion (as hereinafter defined) of the Additional Improvements, Tenant shall pay to Landlord the remaining difference between the Cost Statement (taking into account any increases or decreases resulting from any Change Orders) and the Allowance within ten (10) days of Landlord’s request therefor. Tenant’s failure to deliver the payment required in this paragraph shall entitle Landlord to stop the construction and installation of the Additional Improvements until such payment is received. In addition, all delinquent payments shall accrue interest at 15% per annum. In the event that Tenant fails to utilize the Allowance within three hundred sixty-five (365) days of the date hereof, such unused amount shall thereafter be deemed forfeited by Tenant.

(iv) Landlord acknowledges that (1) Tenant shall hire a third-party security provider to upgrade Tenant’s security system within the Premises (2) that the expense for the upgraded security system shall be included in the Additional Improvements and Cost Statement; and (3) Landlord shall not charge an additional supervisory fee related to the security system upgrade expenses.

(v) Notwithstanding anything to the contrary set forth in this subparagraph (iv), if the Allowance exceeds the Cost Statement (taking into account any increases or decreases resulting from any Change Orders) (the “Excess”), Tenant shall have the option, upon written notice to Landlord given within five (5) days of Substantial Completion of the Additional Improvements, to apply the Excess, up to a maximum amount of $42,729.00 as a rent credit (such amount being referred to herein as the “Credit”), which Credit shall be applied to the monthly installments of rent next becoming due.

(c) Schedule. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Additional Improvements and shall notify Tenant of any material changes to said schedule. Landlord and Tenant acknowledge and agree that (i) Tenant shall be conducting business within the Premises during Landlord’s construction and installation of the Additional Improvements, (ii) Tenant will use reasonable efforts to cooperate with Landlord in connection with its construction and installation of the Additional Improvements, and (iii) Landlord will have no liability for its entry into the Premises pursuant thereto. Notwithstanding the foregoing, while constructing and installing the Additional Improvements, Landlord and its construction manger or general contractor shall use reasonable efforts not to interfere with Tenant’s business operations at the Premises.

(d) Change Orders. Tenant shall have the right to request changes to the CD’s at any time following the date hereof by way of written change order (each, a “Change Order”, and collectively, “Change Orders”). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the “Change Order Memorandum of Agreement”). Tenant shall, within three (3) business days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. At Landlord’s option, Tenant shall pay to Landlord (or Landlord’s designee), within ten (10) days following Landlord’s request, any increase in the cost to construct the Additional Improvements over the Allowance resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

(e) Definitions. For purposes of this Second Amendment, “Substantial Completion” (or any grammatical variation thereof) shall mean completion of construction of the Additional Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Premises.

(f) Letter of Understanding. Promptly following Substantial Completion of the Additional Improvements, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit A and made a part hereof, acknowledging that, expect for any punchlist items, Landlord has completed the Tenant Improvements and Tenant has accepted the Premises for the Extension Term.

(g) Notwithstanding anything to the contrary contained herein or in the Lease, specifically with respect to the Additional Improvements, Tenant shall not be required to remove same at the time of surrendering of the Premises or restore the Premises with respect to same.

9. Options to Extend. Paragraph 39(k) of the Lease is hereby deleted in its entirety and the following new Paragraph 40 is inserted in lieu thereof:

“40. Options to Extend.

(a) Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord and (iii) Tenant originally named herein or any of its affiliates or subsidiaries (as defined in Article 14 of the Lease) remains in possession of the entire Premises throughout the term immediately preceding the Additional Extension Term (as defined below) and Tenant has not defaulted with respect to any payment of rent under the Lease, Tenant shall have the option to extend the Lease Term for two (2) additional periods of five (5) years each (the “Additional Extension Term(s)”). Each Additional Extension Term shall be upon the same terms and conditions contained in the Lease, as amended, except (x) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any, and (y) any improvement allowances or other concessions applicable to the Premises under the Lease shall not apply to the Additional Extension Term, and (z) the Annual Net Rent shall be adjusted as set forth below (the “Rent Adjustment”). Tenant shall exercise each option by (i) delivering to Landlord, no later than one hundred twenty (120) days prior to the expiration of the then preceding term, written notice of Tenant’s desire to extend the term of the Lease. Tenant’s failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Additional Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within ten (10) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Additional Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

(b) Rent Adjustment. The Annual Net Rent for the applicable Additional Extension Term shall be an amount equal to the Annual Net Rent then being quoted by Landlord to prospective renewal tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity. The monthly rental installments shall be an amount equal to one-twelfth (1/12) of the Annual Net Rent for the Additional Extension Term and shall be paid at the same time and in the same manner as provided in the Lease, as amended.”

10. Deletion of Option to Expand. Paragraph 39(l) of the Lease is hereby deleted in its entirety and is of no further force or effect.

11. Deletion of Right of First Refusal. Paragraph 39(m) of the Lease is hereby deleted in its entirety and is of no further force or effect.

12. Broker. Tenant represents and warrants that, except for THE STAUBACH COMPANY OF NEW JERSEY, LLC, a New Jersey limited liability company (“Staubach”), and COLLIERS TURLEY MARTIN TUCKER COMPANY, a Missouri corporation (“Colliers”), both representing Tenant (collectively, the “Agents”), no real estate broker or brokers were involved in the procurement, negotiation and/or execution of this Second Amendment. Tenant shall indemnify Landlord and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto. Landlord and Tenant agree that Landlord’s sole obligation with respect to any brokerage commissions due and payable to the Agents named herein shall be to pay a commission to Colliers pursuant to separate agreement. Any commission due to Staubach shall be paid by Colliers.

13. Tenant’s Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized and if such state is not the state in which the Premises is located, that it is authorized to do business in such state; (ii) all action necessary to authorize the execution of this Second Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Second Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

14. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

15. Definitions. Except as otherwise provided herein, the capitalized terms used in this Second Amendment shall have the definitions set forth in the Lease.

16. Incorporation. This Second Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and affect.

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed on the day and year first written above.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By:	DUKE REALTY CORPORATION, an Indiana
corporation, its General Partner

By:	/s/ JOHN W. NELLEY
Name:	John W. Nelley Jr.
Title:	Managing Director

TENANT:

ORCHID CELLMARK INC., a Delaware corporation

By:	/s/ PAUL KELLY
Name:	Paul Kelly
Title:	President & CEO

EXHIBIT A

LETTER OF UNDERSTANDING

Duke Realty Limited Partnership

c/o Duke Realty Corporation

Attn: Nashville Market - Senior Property Manager

782 Melrose Avenue

Nashville, TN 37211

RE:	Lease Agreement dated February 15, 1996, as amended by that certain Lease Agreement Amendment No. 1 dated January 23, 2001, and as further amended by Lease Agreement Amendment No. 2 dated , 2005 (collectively, the “Lease”), between Duke Realty Limited Partnership, an Indiana limited partnership (“Landlord”) and Orchid Cellmark Inc., a Delaware corporation (“Tenant”) for premises consisting of approximately 17,897 square feet of space (the “Premises”) located at 1400 Donelson Pike, Suite A-15, Nashville, Tennessee 37217, in the building commonly known as Airpark Business Center III (the “Building”), and within Airpark Business Center (the “Park”)

Dear                     :

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.	The expiration date of the Lease is October 31, 2010.

2.	The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Relocation Space and is in full force and effect.

3.	The Landlord has completed the improvements designated as Landlord’s obligation under the Lease Agreement Amendment No. 2 (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Premises for the Extension Term.

4.	To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this      day of                     , 2005.

TENANT:

ORCHID CELLMARK INC., a Delaware corporation

By:
Name:
Title: